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                                                                     EXHIBIT 4.1

                      NEW CINGULAR WIRELESS SERVICES, INC.

                      (F/K/A AT&T Wireless Services, Inc.),

                             CINGULAR WIRELESS LLC,

                            CINGULAR WIRELESS II, LLC

                       (F/K/A Cingular Wireless II, Inc.),

                                    AT&T INC.

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                                   ----------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 29, 2006

            THIRD SUPPLEMENT TO INDENTURE DATED AS OF APRIL 11, 2002

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     THIRD SUPPLEMENTAL INDENTURE, dated as of December 29, 2006, by and among
New Cingular Wireless Services, Inc. (f/k/a AT&T Wireless Services, Inc.), a Delaware corporation (the "Company"), Cingular Wireless LLC, a Delaware limited liability company ("Cingular Wireless"), Cingular Wireless II, LLC (f/k/a Cingular Wireless II, Inc., a Delaware limited liability company ("Cingular Wireless II")), AT&T Inc., a Delaware corporation ("AT&T" and, together with Cingular Wireless, and Cingular Wireless II, the "Co-Obligors"), and U.S. Bank National Association, a national banking association, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain indenture, dated as of April 11, 2002 (as supplemented and amended, the "Indenture"), pursuant to which the Company has issued its 6.875% Senior Notes due April 18, 2005 (paid at maturity), its 7.500% Senior Notes due May 1, 2007 (the "2007 Notes") and its 8.125% Senior Notes due May 1, 2012 (the "2012 Notes"), and which provides for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (together with the 2007 Notes and the 2012 Notes, the "Securities");

     WHEREAS, the Company and the Trustee have heretofore executed and delivered a Supplemental Indenture, dated as of September 1, 2004 (the "First Supplemental Indenture"), to the Indenture;

     WHEREAS, the Company, Cingular Wireless, Cingular Wireless II and the Trustee have heretofore executed and delivered a Supplemental Indenture, dated as of October 26, 2004 (the "Second Supplemental Indenture"), to the Indenture;

     WHEREAS, Section 8.1 of the Indenture permits entering into, at any time and from time to time, without the consent of any Holders, one or more indentures supplemental to the Indenture for the purposes of, among other things, curing any ambiguity, defect or inconsistency contained in the Indenture, and making other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

     WHEREAS, AT&T has become the owner, directly or indirectly, of all the issued and outstanding common stock of Cingular Wireless Corporation, the manager of Cingular Wireless, and, directly or indirectly, all of the equity interests in the Co-Obligors and wishes to become a "Co-Obligor" within the meaning of Section 2.2(a) hereof;

     WHEREAS, this Third Supplemental Indenture is being effected pursuant to
Section 8.1 of the Indenture;

     WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel to the Company stating that this Third Supplemental Indenture complies with the applicable provisions of the Indenture, and (ii) an Officers' Certificate stating that this Third Supplemental Indenture complies with the applicable provisions of the Indenture; and

     WHEREAS, all things necessary to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, the Co-Obligors, AT&T and the Trustee and a valid amendment of and supplement to the Indenture have been done.

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     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Co-Obligors and the Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

     For all purposes of this Third Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not otherwise defined in this Third Supplemental Indenture shall have the respective meanings assigned to them in the Indenture. Each reference to "herein", "hereof" and "hereunder" and other words of similar import contained in the Indenture shall, after this Third Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

                                   ARTICLE II
                                    AMENDMENT

Section 2.1 Amendment of Introductory Paragraph.

     The first paragraph of the Indenture immediately preceding the first recital is hereby deleted and replaced in its entirety by the following:

"INDENTURE, dated as of April 11, 2002, among AT&T Wireless Services, Inc., a Delaware corporation (the "Company"), Cingular Wireless LLC, a Delaware limited liability company ("Cingular Wireless"), Cingular Wireless II, Inc., a Delaware corporation ("Cingular Wireless II"), AT&T Inc., a Delaware corporation ("AT&T", which, together with Cingular Wireless and Cingular Wireless II, shall be Co-Obligors under this Indenture) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee."

Section 2.2 Addition of Certain Definitions.

          The definition of "Co-Obligors" in Section 1.01 of the Indenture is hereby deleted and replaced in its entirety by the following:

     "CO-OBLIGOR" means each of Cingular Wireless, Cingular Wireless II, AT&T, any Person that shall have become the successor to Cingular Wireless, Cingular Wireless II or AT&T pursuant to the applicable provisions of this Indenture, and any other Corporation that shall have fully, unconditionally and irrevocably assumed and agreed to perform and discharge, or guaranteed the performance and discharge of, jointly and severally with the Company and any other Co-Obligor of the Securities, the obligation to pay the principal of, and interest and Additional Amounts, if any, on, the Securities on the dates and in the manner provided herein and in the Securities."

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Section 2.3 Amendment of Section 9.7 of the Indenture.

          All references to "the Company" contained in Section 9.7 of the Indenture shall be understood to refer to, and at all times since the execution of the Second Supplemental Indenture to have referred to, any Co-Obligor.

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.1 Effectiveness.

     The amendments to the Indenture set forth in Article II of this Third Supplemental Indenture shall only become effective upon the execution of this Third Supplemental Indenture in accordance with the requirements of the Indenture.

Section 3.2 Confirmation of Indenture.

     As amended and modified by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.3 Governing Law.

     This Third Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York without regard to conflicts of law principles thereof.

Section 3.4 Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.5 Successors and Assigns.

     All covenants and agreements in this Third Supplemental Indenture by the Company and the Co-Obligors shall bind their respective successors and assigns, whether so expressed or not.

Section 3.6 Conflicts.

     In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed all as of the day and year first above written.

NEW CINGULAR WIRELESS SERVICES, INC.
(F/K/A AT&T Wireless Services, Inc.)


By /s/ Sean Foley
   ----------------------------------
Name: Sean Foley
Title: Vice President - Treasurer


CINGULAR WIRELESS LLC

By: CINGULAR WIRELESS CORPORATION,
    as Manager


By /s/ Sean Foley
   ----------------------------------
Name: Sean Foley
Title: Vice President - Treasury and
       Corporate Development


CINGULAR WIRELESS II, LLC
(F/K/A Cingular Wireless II, Inc.)

By: CINGULAR WIRELESS CORPORATION,
    as Manager


By: /s/ Sean Foley
    ---------------------------------
Name: Sean Foley
Title: Vice President - Treasury and
       Corporate Development


AT&T Inc.


By /s/ Charles P. Allen
   ----------------------------------
Name: Charles P. Allen
Title: Managing Director - Assistant
       Treasurer


U.S. BANK, National Association
as Trustee


By /s/ Raymond S. Haverstock
   ----------------------------------
Name: Raymond S. Haverstock
Title: Vice President